                                                 Exhibit 23.1





                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated October 15, 1998, accompanying the financial statements of the Morgan Stan-ley Dean Witter Select Equity Trust, The Competitive Edge Best Ideas Portfolio October 1998, included herein and to the refer-ence to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



                                   Deloitte & Touche LLP
                                   ----------------------
                                   Deloitte & Touche LLP



October 15, 1998
New York, New York